Exhibit 16.1

November 22, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	Pura Naturals, Inc. (formerly Yummy Flies, Inc.)
File No. 000-54888

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A dated November 18, 2016 of Pura Naturals, Inc. (formerly Yummy Flies, Inc.) ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,
/s/ Anton & Chia, LLP
Anton & Chia, LLP